UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2006
ORTHOLOGIC CORP.

(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Company’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K (this “Form 8-K”) is to describe executive officer compensation actions taken by the Board of Directors of OrthoLogic Corp. (the “Company”) at a meeting of the Company’s Board of Directors (the “Board”) on February 11, 2006 and other actions of the Board.
2006 Salary/2005 Bonus Payments
     The Board approved the following actions with respect to the compensation of the Company’s named executive officers (as defined in Regulation S-K, Item 402(a)(3)):

EXECUTIVE OFFICER	2006 SALARY	2005 BONUS

Dr. James M. Pusey	$367,500	$126,000
President and Chief Executive Officer

James T. Ryaby, Ph.D.	$243,225	$92,003
Senior Vice President of Research and
Clinical Affairs and Chief Technology
Officer
Grant of Stock Options to Dr. William M. Wardell
     The Company from time to time issues stock options to its employees, officers and directors pursuant to its 1997 Stock Option Plan, as amended (the “1997 Plan”). The Company filed a copy of its 1997 Plan as Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2005.
     The Company has filed a form of Non-qualified Stock Option Grant Letter used by the Company in connection with non-qualified stock option grants made under its 1997 Plan as Exhibit 10.1 to Form 8-K, filed with the SEC on January 1, 2006.
     On February 11, 2006, the Company granted stock options to purchase 10,000 shares of the Company’s common stock to Dr. William M. Wardell under its 1997 Plan as part of the annual compensation to the members of the Board for their services to the Company.
     The options were evidenced by Non-qualified Stock Option Grant Letters for non-employee directors. The options have an exercise price equal to the closing price as reported on Nasdaq on the date the option grants were issued and vest immediately. These options generally terminate upon the earlier of: (i) 10 years after the date of grant; (ii) the date of termination if the director’s termination is for cause (as determined by the Board or a designated committee, at its sole discretion); (iii) three years after the date the director ceases to serve on the Board if the director’s termination is for reasons of death, permanent disability or retirement; (iv) two years after the date the director ceases to serve on the Board if the director’s termination is for reasons other than death, permanent disability, retirement or cause. If, however, a director has served as a director for five years at the time he or she ceases to serve in such capacity, his or her options will be exercisable until the expiration date of such options.
Indemnification Agreements
     On February 13, 2006, in connection with the appointment of Dr. William M. Wardell as a director and the appointment of Dana B. Shinbaum as Senior Vice President of Business Development of the Company, each executed an indemnification agreement with the Company. The indemnification agreement executed by the Company’s directors and officers, which differ only in party name and dates, provide for indemnification by the Company for certain Company-related claims against the directors or officers to the fullest extent permitted by law, as well as the advancement of expenses relating to such claim. The form of indemnification agreement is filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (No. 033-47569) filed with the SEC on January 25, 1993.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On February 11, 2006, Dr. William M. Wardell was appointed by the Board to fill the vacancy in Class III of the Board and to serve in such capacity until the Company’s 2006 Annual Meeting of Stockholders, or until such time as he may resign, is relieved of his duties by the Company’s stockholders or his successor is duly elected and qualified. The Board has not yet determined if, and to what extent, Dr. Wardell will serve on any committees of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2006	ORTHOLOGIC CORP.
/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer